Exhibit 10.20
FIRST AMENDMENT TO LEASE
     THIS FIRST AMENDMENT TO LEASE is made between Beck Hospitality, Inc. Ill, hereafter called “Lessor” or “Landlord,” whose address for purposes of notice under this lease is 2300 Corporate Blvd. NW, Suite 232, Boca Raton, FL 33431, and Vicor Technologies, Inc., hereafter called “Lessee” or “Tenant,” whose address for purposes of notice under this lease is 2300 Corporate Blvd. NW, Suite 236, Boca Raton, FL 33431.
     The parties agree as follows:
     The lease by and between the above referenced parties, dated March      , 2010 shall be modified as follows:
     The Lessor’s name shall be changed to Elbe Properties. Any reference to Beck Hospitality Inc. III in the Lease shall be changed to Elbe Properties and Lessee shall make all rent checks payable to Elbe Properties at 2300 Corporate Blvd. NW, #232, Boca Raton, FL 33431.
     All other paragraphs, sections, terms and conditions shall remain in full force and effect and unmodified.
     IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Lease Agreement on April      , 2010.
Signed, sealed, and delivered in our presence as witnesses:

LESSOR:

[ILLEGIBLE]	/s/ Louis S. Beck
Witness:	Beck Hospitality, Inc. III
By: Louis S. Beck, President

Witness:

LESSEE:

[ILLEGIBLE]	/s/ David H. Fater
Witness:	Vicor Technologies, Inc.
David H. Fater, President/CEO

Witness: